Exhibit 99.1

CHARDAN HEALTHCARE ACQUISITION 2 CORP.

BALANCE SHEET

APRIL 28, 2020

		Pro Forma
	April 28, 2020	Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$1,128,077	$-	$1,128,077
Prepaid expenses	96,800	-	96,800
Total Current Assets	1,224,877	-	1,224,877

Cash held in Trust Account	85,000,000	1,226,440	86,226,440
Total Assets	$86,224,877	$1,226,440	$87,451,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	16,747	-	16,747
Accrued offering costs	35,000	-	35,000
Promissory note – related party	30,000	-	30,000
Total Current Liabilities	81,747	-	81,747

Promissory note – related party	500,000	-	500,000
Total Liabilities	581,747	-	581,747

Commitments

Common stock subject to possible redemption, 8,064,312 and 8,186,956 shares at redemption value, respectively	80,643,120	1,226,440	81,869,560

Stockholders’ Equity
Common stock, $0.0001 par value; 50,000,000 shares authorized; 2,879,438 and 2,591,349 shares issued and outstanding (excluding 8,064,312 and 8,186,956 shares subject to possible redemption), respectively	288	(29)	259
Additional paid-in capital	5,019,115	29	5,019,144
Accumulated deficit	(19,393)	-	(19,393)
Total Stockholders’ Equity	5,000,010	-	5,000,010
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$86,224,877	$1,226,440	$87,451,317

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